Exhibit 99.1

Contact Information:

Madhu Ranganathan	Jason Golz
Rackable Systems, Inc.	Ashton Partners
Chief Financial Officer	415-869-5766
510-933-8088
investorrelations@rackable.com

Rackable Systems Announces Third Quarter 2007 Financial Results

FREMONT, CA - October 25, 2007 - Rackable Systems, Inc. (NASDAQ: RACK), a leading provider of servers and storage products for large-scale data centers, today announced financial results for the third quarter of 2007.

Total revenue for the third quarter of 2007 was $87.2 million, up 6.1% from $82.2 million in the second quarter of 2007, and 8.4% compared to $80.5 million in the third quarter of 2006. Total revenue for the first nine months of 2007 was $241.5 million, compared to $253.5 million of revenue for the first nine months of 2006.

GAAP gross margin for the third quarter of 2007 was 21.6%, compared to 21.4% in the same period a year ago. Non-GAAP gross margin for the third quarter of 2007 was 19.2%, compared to 22.6% in the same period a year ago.

GAAP net income per share was breakeven for the third quarter of 2007 compared to GAAP net loss of ($0.01) per diluted share in the third quarter of 2006. Non-GAAP net income per diluted share was $0.09 compared to $0.19 in the third quarter of 2006.

"We are pleased with our Q3 results and progress over the last two quarters," said Mark J. Barrenechea, President and Chief Executive Officer of Rackable Systems. "In Q3, we grew revenues, improved gross margins, and operated profitably. We also strengthened the executive team and attracted world-class talent within Operations, Service, and Engineering. Further, we won several new key base market accounts and achieved the second largest volume of systems shipped in the company’s history."

Rackable Systems ended the third quarter of 2007 with $178.8 million of cash, cash equivalents and short-term investments. Cash flow from operations for the first nine months of 2007 was $28.2 million compared to cash flow from operations of $18.7 million for the same period a year ago.

Business Outlook

Based on current business trends, Rackable Systems’ financial projections for fiscal year 2007 are as follows:

•	Annual revenue between $340-$360 million.
•	GAAP gross margin between 10% and 12% for the full year of 2007. Non-GAAP gross margin between 16% and 18% for the full year of 2007.

Non-GAAP financial measures disclosed in this press release exclude excess and obsolete inventory charges associated with next-generation technology shifts and related recoveries; stock-based compensation; severance costs associated with executive management departures; write-off of in-process research and development; amortization of intangible assets related to the Terrascale acquisition, amortization of patents and customer lists; quarterly payout related to the Terrascale acquisition and related adjustments to tax provision, including a valuation allowance charge. The reconciliation between GAAP and non-GAAP financials is provided in the tables accompanying this press release.

Conference Call Information
Rackable Systems will discuss these financial results and its outlook for 2007 and 2008 in a conference call at 2:00 p.m. PDT today. The public is invited to listen to a live web cast of the call on the Investor Relations section of the company's website at www.rackable.com. A replay of the web cast will be available approximately two hours after the conclusion of the call and remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing 719-457-0820 and entering confirmation code 6462775.

Cautionary Statement Regarding Forward Looking Statements

The statements in this press release regarding 2007 projected financial results and primary operational focus are forward-looking statements. Actual results may differ materially due to a number of risks and uncertainties including: Rackable Systems operates in a very competitive market, and increased competition has in the past, and may continue, to cause pricing pressure on Rackable Systems' products, which would negatively affect Rackable Systems' gross and operating margins, as well as other financial measures; a significant portion of the company's revenues come from a small number of customers, and so the delay in placing an order, or the failure of a significant customer to place additional orders, could have a significant negative effect on Rackable Systems' financial performance; orders for Rackable Systems' products can be received at the end of the quarter, and so a delay in placing an order could have a significant negative effect on Rackable Systems' financial performance for the quarter; the failure of the RapidScale products to achieve market acceptance; Rackable Systems is unable to control component pricing, such as DDR memory pricing as has happened in the past, and as a result component pricing can rise unexpectedly, negatively impacting Rackable Systems' gross margins as well as other financial measures; Rackable Systems may be required to write-off additional significant amounts of excess and obsolete inventory; new products by competitors may come on the market, which would decrease the demand for Rackable Systems' products. Detailed information about other potential factors that could affect Rackable Systems' business, financial condition and results of operations is included in Rackable Systems' latest Quarterly Report on Form 10-Q under the caption "Risks Relating to Our Business and Industry," in Part I, Item 2 of that report, filed with the Securities and Exchange Commission (the "SEC") on August 9, 2007 and available at the SEC's Web site at www.sec.gov. Rackable Systems undertakes no responsibility to update the information in this press release.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information are financial measures used by Rackable Systems' management to evaluate the operating performance of the company and to conduct its business operations. Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense, excess and obsolete inventory charges related to next-generation technology shifts and related recoveries. Non-GAAP operating income (loss) discussed in this press release excludes stock-based compensation expense, excess and obsolete inventory charges related to next-generation technology shifts and related recoveries, severance costs associated with executive management departures, write-off of in-process research and development, amortization of intangibles recorded in connection with the Terrascale acquisition, amortization of patents and customer list in connection with the acquisition of the company's predecessor and cash payments related to the Terrascale acquisition. Non-GAAP net income (loss) and net income (loss) per share excludes the same items as non-GAAP operating income (loss) and, as well, excludes the related tax effects of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management believes that the excluded charges are not central to the company’s core operating performance and uses the non-GAAP financial measures for planning purposes, including analysis of the company's core operating performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management excludes from its non-GAAP gross margin and non-GAAP net income (loss) the items cited above, whether or not recurring, to facilitate its review of the comparability of the company's core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period’s operational and financial performance. Management uses this view of the company's operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance in the same way that management evaluates Rackable Systems' financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of the company's business, such as the granting of equity compensation awards and the acquisition of Terrascale, as well as exclude the financial impact of other events affecting the company such as the operational ramifications of excess and obsolete inventory charges and are not intended to be an alternative to financial measures prepared in accordance with GAAP. For example, the benefits of having acquired intangible assets may be reflected in the company's financial performance, but the amortization of those intangibles is not. In addition, the charges for excess and obsolete inventory associated with next-generation technology platform shifts reflects operational decisions and purchases by the company in a previous period that resulted in a cash outlay that the company will not be able to recover, but the ramifications of this operating decision are not reflected in the non-GAAP financial measures. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the company's SEC filings.

About Rackable Systems

Rackable Systems, Inc. (NASDAQ: RACK) is a leading provider of Eco-Logical™ servers and storage products for large-scale data center deployments. The company’s products are designed to provide benefits in the areas of density, thermal efficiency, serviceability, power distribution, data center mobility and remote management. Founded in 1999 and based in Fremont, California, Rackable Systems is a founding member of The Green Grid and serves Internet, enterprise software, federal government, entertainment, financial services, oil and gas exploration and high performance-computing customers worldwide.

Rackable Systems and Eco-Logical are trademarks or registered trademarks of Rackable Systems®, Inc.

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 29,	December 30,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$38,146	$30,446
Short-term investments	140,610	130,025
Accounts receivable, net	67,883	104,070
Inventories	50,852	68,137
Deferred income taxes	1,829	7,408
Deferred cost of sales	117	2,375
Prepaids and other current assets	24,409	12,934
Total current assets	323,846	355,395
PROPERTY AND EQUIPMENT—Net	7,888	5,372
GOODWILL	23,221	22,871
INTANGIBLE ASSETS—Net	20,169	14,007
OTHER ASSETS	1,337	9,125
TOTAL	$376,461	$406,770

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$62,505	$61,102
Accrued expenses	14,316	19,894
Income taxes payable	44	247
Deferred revenue	4,698	5,972
Total current liabilities	81,563	87,215
DEFERRED INCOME TAXES	2,072	431
DEFERRED RENT	670	23
DEFERRED REVENUE	3,370	3,412

Total liabilities	87,675	91,081

STOCKHOLDERS’ EQUITY	288,786	315,689
TOTAL	$376,461	$406,770

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2007	2006	2007	2006
REVENUE	$87,243	$80,460	$241,505	$253,500
COST OF REVENUE	68,392	63,281	220,563	196,644
GROSS PROFIT	18,851	17,179	20,942	56,856
OPERATING EXPENSES:
Research and development	5,972	6,627	18,954	10,967
Sales and marketing	7,978	7,014	25,102	18,309
General and administrative	7,590	6,487	28,491	14,600
Total operating expenses	21,540	20,128	72,547	43,876
INCOME (LOSS) FROM OPERATIONS	(2,689)	(2,949)	(51,605)	12,980

OTHER INCOME — Net:	2,362	2,692	6,202	6,232

INCOME (LOSS) BEFORE INCOME TAX (PROVISION) BENEFIT	(327)	(257)	(45,403)	19,212
INCOME TAX BENEFIT (PROVISION)	332	(132)	(5,197)	(8,303)
NET INCOME (LOSS)	$5	$(389)	$(50,600)	$10,909

NET INCOME (LOSS) PER SHARE
Basic	$0.00	($0.01)	($1.77)	$0.41
Diluted	$0.00	($0.01)	($1.77)	$0.39

SHARES USED IN NET INCOME (LOSS) PER SHARE
Basic	29,124,546	27,812,158	28,636,658	26,593,157
Diluted	29,317,375	27,812,158	28,636,658	28,228,922

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2007	2006	2007	2006

Cost of revenue	$455	$1,016	$1,867	$2,541
Research and development	892	1,518	3,789	3,002
Sales and marketing	1,036	1,824	4,671	4,048
General and administrative	2,543	1,713	8,805	3,377
Total	$4,926	$6,071	$19,132	$12,968

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 29, 2007	Nine Months Ended September 30, 2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(50,600)	$10,909
Adjustments to reconcile net income (loss) to net cash
used in operating activities:
Depreciation and amortization	5,007	2,203
Impairment loss on fixed assets	188	-
Provision for doubtful accounts receivable, net of writeoffs	264	20
Deferred income taxes	14,740	2,415
Write-off of acquired in-process research and development	-	2,840
Stock-based compensation	19,132	12,968
Changes in operating assets and liabilities:
Accounts receivable	35,923	(12,968)
Inventories	17,375	(6,379)
Prepaids and other assets	(11,517)	(13,122)
Accounts payable and other payables	1,245	17,125
Sales tax payable	(1,677)	-
Accrued expenses	(3,253)	3,685
Income taxes payable	436	(3,179)
Deferred cost of sales	2,226	7,995
Deferred revenue	(1,316)	(5,848)
Net cash provided by operating activities	28,173	18,664
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(485,552)	(384,547)
Proceeds from sales and maturities of marketable securities	475,001	231,795
Terrascale acquisition, net of cash acquired	(350)	(30,010)
Purchases of property and equipment	(4,080)	(2,688)
Expenditures for intangibles	(9,122)	(127)
Net cash used in investing activities	(24,103)	(185,577)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon follow on
offering—net of issuance costs	-	138,452
Excess tax benefit of stock options exercised	(430)	12,935
Repurchased restricted stock	(245)	-
Proceeds from issuance of common stock upon ESPP purchase	1,843	1,542
Proceeds from issuance of common stock upon exercise of stock options	2,537	2,900
Net cash provided by financing activities	3,705	155,829

Effect of exchange rate changes on cash and cash equivalents	(75)	-
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	7,700	(11,084)

CASH AND CASH EQUIVALENTS—Beginning of period	30,446	29,099
CASH AND CASH EQUIVALENTS—End of period	$38,146	$18,015

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2007	2006	2007	2006

GAAP GROSS PROFIT	$18,851	$17,179	$20,942	$56,856
Add back (deduct):
Stock-based compensation	455	1,016	1,867	2,541
Excess and obsolete inventory charges associated with next-generation technology shifts and related (recoveries) of these written-down inventories	(2,562)	-	18,027	-
Non-GAAP GROSS PROFIT	$16,744	$18,195	$40,836	$59,397

GAAP GROSS MARGIN	21.6%	21.4%	8.7%	22.4%
Add back (deduct):
Stock-based compensation	0.5%	1.2%	0.8%	1.0%
Excess and obsolete inventory charges associated with next-generation technology shifts and related (recoveries) of these written-down inventories	(2.9)%	-	7.4%	-
Non-GAAP GROSS MARGIN	19.2%	22.6%	16.9%	23.4%

GAAP INCOME (LOSS) FROM OPERATIONS	$(2,689)	$(2,949)	$(51,605)	$12,980
Add back (deduct):
Stock-based compensation	4,926	6,071	19,132	12,968
Excess and obsolete inventory charges associated with next-generation technology shifts and related (recoveries) of these written-down inventories	(2,562)	-	18,027	-
Severance costs associated with executive management departures	-	-	781	-
Write-off of in-process research and development and amortization of of intangible assets - Terrascale acquisition	699	2,977	1,773	2,977
Amortization of patents and customer list	359	359	1,077	1,077
Quarterly payout related to Terrascale acquisition	1,295	-	3,885	-
Non-GAAP INCOME (LOSS) FROM OPERATIONS (2)	$2,028	$6,458	$(6,930)	$30,002

GAAP NET INCOME (LOSS)	$5	$(389)	$(50,600)	$10,909
Add back (deduct):
Stock-based compensation	4,926	6,071	19,132	12,968
Excess and obsolete inventory charges associated with next-generation technology shifts and related (recoveries) of these written-down inventories	(2,562)	-	18,027	-
Severance costs associated with executive management departures	-	-	781	-
Write-off of in-process research and development and amortization of of intangible assets - Terrascale acquisition	699	2,977	1,773	2,977
Amortization of patents and customer list	359	359	1,077	1,077
Quarterly payout related to Terrascale acquisition	1,295	-	3,885	-
Adjustment to tax provision/benefit (1)	(2,128)	(3,620)	5,494	(6,517)
Non-GAAP NET INCOME (LOSS) (2)	$2,594	$5,398	$(431)	$21,414

GAAP NET INCOME (LOSS) PER SHARE - DILUTED	$0.00	($0.01)	($1.77)	$0.39
Add back:
Stock-based compensation, excess and obsolete inventory charges associated with next-generation technology shifts and related (recoveries) of these written-down inventories, severance costs associated with executive management departures, write-off of in-process research and development and amortization of intangible assets - Terrascale acquisition, amortization of patents and customer list, quarterly payout related to Terrascale acquisition and adjustment to tax provision.	$0.09	$0.20	$1.75	$0.37
Non-GAAP NET INCOME (LOSS) PER SHARE - DILUTED	$0.09	$0.19	($0.02)	$0.76

SHARES USED IN COMPUTING NET INCOME (LOSS) PER SHARE
DILUTED - GAAP	29,317,375	27,812,158	28,636,658	28,228,922
DILUTED - Non-GAAP	29,317,375	29,131,921	28,636,658	28,228,922

(1)
The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 40.9% for the three and nine months ended September 29, 2007 and September 30, 2006 and includes a $13.2 million valuation charge for the nine months ended September 29, 2007. The valuation allowance was recorded to adjust the realizability of deferred tax assets at the beginning of the year due to a projected pre-tax loss that will result in a cumulative pre-tax loss position for fiscal years 2007, 2006, and 2005.

(2)
Non-GAAP net loss for the nine months ended September 29, 2007 includes $1.3M of charges related to an order cancellation by one customer, $0.4M of charges related to severance payments and $1.9M of charges related to sales & use tax. All of these were recorded in the three months ended March 31, 2007.

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION FROM NON-GAAP TO GAAP FINANCIAL PROJECTIONS
(in millions)

Revenue and Gross Margin Projections
	FY 2007
	Low	High
Estimated revenues	$340.0	$360.0
Non-GAAP estimated gross margin	16%	18%
Non-GAAP estimated gross profit	$54.4	$64.8

Estimated stock based compensation expense under cost of revenue	$(2.4)	$(2.4)
Excess and obsolete inventory charges associated with next-generation technology shifts net of related (recoveries) of these written-down inventories	$(18.0)	$(18.0)
GAAP estimated gross profit	$34.0	$44.4
GAAP estimated gross margin	10%	12%